EXHIBIT 23
                                CONSENT OF EXPERT

We hereby consent to the incorporation by reference in the March 28, 2000 filing of E-Rex, Inc. on Form S-8 of our report appearing in the Company's Form 10-SB registration statement dated September 13, 1999.



/s/ Jack Oleski
-------------------------------
Jaak (Jack) Oleski
Certified Public Accountant
270 North Canon Drive, Suite 203
Beverly Ells, California  90210